SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               _________________

                                    Form 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): May 27, 1998


                         FOX FAMILY WORLDWIDE, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                 333-12995                     95-4596247
(State or Other Jurisdiction     (Commission                 (IRS Employer
    of Incorporation)            File Number)             Identification No.)


                             10960 Wilshire Boulevard
                          Los Angeles, California  90024
                     (Address of Principal Executive Offices)

                                 (310) 235-5100
                         (Registrant's Telephone Number)

                             Fox Kids Worldwide, Inc.
                           (Former Name of Registrant)


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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS
          ----------------------------------------------
   The Board of Directors of Fox Family Worldwide, Inc. (fka Fox Kids Worldwide, Inc.) (the "Company") has approved the engagement of Arthur Andersen LLP as its independent auditors for the year ending June 30, 1998 to replace the firm of Ernst & Young LLP, who were dismissed as auditors of the Company effective May 27, 1998.

   Ernst & Young LLP audited the combined financial statements of FCN Holding, Inc. (FCN), Saban Entertainment, Inc.(Saban) and Fox Kids Worldwide L.L.C.(LLC) as of June 30, 1996 and 1997, and the related statements of operations, stockholders' equity and cash flows for the eight months ended June 30, 1996 and the year ended June 30, 1997 (collectively, the "Financial Statements"). On August 1, 1997, FCN, Saban, and the LLC became wholly-owned subsidiaries of Fox Kids Worldwide, Inc. pursuant to a reorganization. Fox Kids Worldwide, Inc. subsequently changed its name to Fox Family Worldwide, Inc. on May 9, 1998. Ernst & Young's report dated September 29, 1997 (except for sentences 2,3,6 and 7 of the 35th paragraph of Note 1 to the Financial Statements, as to which the date is January 21, 1998) on the combined Financial Statements (the "Report") contains no adverse opinion or disclaimer of opinion and is not qualified or modified as to uncertainty, audit scope or accounting principles.

   In connection with the audits of the Company's financial statements for the eight months ended June 30, 1996, the year ended June 30, 1997, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their Report.

   The Company has requested Ernst & Young LLP to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 27, 1998 is filed as Exhibit 16 with this Form 8-K.

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                                 SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


May 27, 1998                       FOX FAMILY WORLDWIDE, INC.



                              By: /S/ MEL WOODS
                                  -----------------------
                                   Mel Woods
                                   President, Chief Financial Officer and
                                   Chief Operating Officer


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                                EXHIBIT INDEX

EXHIBITS
--------

16        Letter of Ernst & Young LLP dated as of May 27, 1998.